                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  VIASAT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                  VIASAT, INC.
                               2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of ViaSat, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of ViaSat, Inc. (the "Company"), will be held at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, California on September, 15, 1999 at 8:30 a.m. for the following purposes:

     1. To elect two directors for a three-year term to expire at the 2002 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following two persons:

          MARK D. DANKBERG
          JAMES F. BUNKER

     2. To consider and vote upon a proposal to amend The ViaSat, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to (a) increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares and (b) change the vote required to amend the Purchase Plan to a majority of the votes cast at a duly held meeting of stockholders.

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on July 20, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

     All stockholders are cordially invited to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Mark D. Dankberg
                                          Mark D. Dankberg
                                          Chairman of the Board
                                          and Chief Executive Officer

Carlsbad, California
July 29, 1999

                                  VIASAT, INC.
                               2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009

                                PROXY STATEMENT

     The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on September 15, 1999, at 8:30 a.m., at the Del Mar Hilton, 15575 Jimmy Durante Boulevard, Del Mar, California. This Proxy Statement was first mailed to stockholders on or about August 13, 1999.

     All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

     A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominees for director and for approval of the amendments to The ViaSat, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to (1) increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares and (2) change the vote required to amend the Purchase Plan to a majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (the "Amendments"). Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will have the same effect as votes cast against the Amendments.

     Stockholders of record at the close of business on July 20, 1999 will be entitled to vote at the meeting. As of that date, 8,070,226 shares of common stock, par value $.0001 per share ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum. A plurality of the votes cast at the meeting is required to elect directors, and a majority of the outstanding shares of Common Stock entitled to vote at the meeting is required to approve the Amendments.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members. The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with staggered terms of office and provide that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class III directors for a three-year term expiring at the 2002 Annual Meeting of Stockholders. The nominees are Mark D. Dankberg and James F. Bunker. The Class I and Class II directors have one year and two years, respectively, remaining on their terms in office. If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Dankberg and Mr. Bunker or in the event that Mr. Dankberg or Mr. Bunker is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board of Directors to fill such vacancies. Mr. Dankberg and Mr. Bunker are members of the present Board of Directors.

INFORMATION REGARDING DIRECTORS

     Set forth below is certain information concerning the nominees to the Board of Directors, as well as those directors whose terms are continuing after the meeting.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                 NAME                    AGE          PRESENT POSITION WITH THE COMPANY
                 ----                    ---          ---------------------------------
Mark D. Dankberg.......................  44              Chairman, President and CEO
James F. Bunker........................  65                        Director

     MARK D. DANKBERG was a founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in May 1986. Mr. Dankberg also serves as a director of Connected Systems, a privately held company that develops and manufacturers digital voice messaging systems. Prior to founding the Company, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

     JAMES F. BUNKER has been a director of the Company since February 1997. In July 1998, Mr. Bunker was named President and Chief Executive Officer of Objective Communications, Inc., a publicly-held desktop video conferencing company. Since 1993, Mr. Bunker has served as President of Windsor Consulting Group, a privately held emerging technology and business transition consulting company. From 1991 to 1993, he served as President of the VideoCipher division of General Instruments, Inc. Prior to 1991, Mr. Bunker held several senior management positions at M/A-Com Linkabit. Mr. Bunker received a B.S. degree in Electrical Engineering from Northeastern University and completed the Sloan School Senior Executive Program.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                 NAME                    AGE          PRESENT POSITION WITH THE COMPANY
                 ----                    ---          ---------------------------------
Robert W. Johnson......................  49                        Director
William A. Owens.......................  59                        Director

     DR. ROBERT W. JOHNSON has been a director of the Company since 1986. Dr. Johnson has worked in the venture capital industry since 1980, and has acted as an independent investor since 1988. Dr. Johnson currently is a director of Hi/fn and Stac Software Inc., publicly-held companies which manufacture semiconductors and software for networking, data storage and storage management. Dr. Johnson also serves as a director of TimeLine Vista, a privately-held company which manufactures professional audio equipment. Dr. Johnson holds B.S. and M.S. degrees in Electrical Engineering from Stanford University and M.B.A. and D.B.A. degrees from Harvard Business School.

     WILLIAM A. OWENS has been a director of the Company since August 1998. Mr. Owens has been Co-Chief Executive Officer and Vice Chairman of Teledesic LLC, a publicly held telecommunications company, and Chairman and Chief Executive Officer of affiliated Teledesic Holdings Ltd. from August 14, 1998 to present. Mr. Owens was President, Chief Operating Officer and Vice Chairman of Science Applications International Corporation (SAIC), a privately held firm, from March 4, 1996 to August 1, 1998. From February 28, 1994 to February 28, 1996 Mr. Owens was Vice Chairman of the Joint Chiefs of Staff, and the nation's second-ranking military officer. Mr. Owens has also served as Deputy Chief of Naval Operations for Resources, Warfare Requirements and Assessments, Commander of the U.S. Sixth Fleet and Senior Military Assistant to the Secretary of Defense. Mr. Owens has a B.S. degree in Mathematics from the U.S. Naval

Academy and holds B.A. and M. A. degree in politics, philosophy and economics from Oxford University and a M.S. in Management from George Washington University.

                              TERM EXPIRING AT THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                 NAME                    AGE          PRESENT POSITION WITH THE COMPANY
                 ----                    ---          ---------------------------------
Jeffrey M. Nash........................  51                        Director
B. Allen Lay...........................  64                        Director

     DR. JEFFREY M. NASH has been a director of the Company since 1987. Since 1994, he has been President of Digital Perceptions Inc., a consulting and software development firm serving the defense, communications, general aviation and commercial computer industries. From August 1995 to December 1997, he was President, Chief Executive Officer and a director of TransTech Information Management Systems, Inc., a privately-held company which produced software and mobile systems for the towing and recovery industry. From 1989 to 1994, he was the Chief Executive Officer and President of Visqus Corporation as well as Conner Technology, Inc., both subsidiaries of Conner Peripherals, Inc. Dr. Nash is currently a director of REMEC, Inc., a publicly-held company which manufactures microwave multi-function modules, Tiernan Communications, Inc., a privately-held company manufacturing high definition television equipment, Prisa Networks, a privately-held company manufacturing fiber channel networking products for high-end storage area networks and ORINCON Technology Inc., a privately-held defense and commercial technical services and software company. He also serves as a Director and Chairman of the Board for Esscor, Inc., a privately-held electrical utility power plant simulator company.

     B. ALLEN LAY has been a director of the Company since 1996. Since 1983, he has been a General Partner of Southern California Ventures ("SCV"), a venture capital company. Mr. Lay is currently a director of PairGain Technology, Inc., a publicly-held telecommunications company, Kofax Imaging Systems, a publicly-held document imaging systems company, Physical Optics Corporation, a privately-held optical systems company and Waveband Corporation, a privately-held millimeter wave scanning antennas and sensor company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended March 31, 1999, the Board of Directors held six meetings. In that year, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served.

     The Company has an Audit Committee currently consisting of Messrs. Johnson and Lay. The Audit Committee held one meeting subsequent to the completion of the fiscal 1999 audit. The Audit Committee's responsibilities include, among other things, reviewing the selection of independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit.

     The Company has a Compensation Committee currently consisting of Messrs. Nash and Bunker. The Compensation Committee held six meetings during fiscal 1999. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company's compensation policies with respect to its executive officers, reviewing the Company's overall compensation policy and making recommendations with respect thereto, and administering the Company's stock based compensation plans.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Each independent director at the time of initial election to the Board of Directors is granted an option to purchase 7,500 shares of Common Stock and on the date of each annual meeting is granted an option to purchase 4,000 shares of Common Stock.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     If a quorum is present and voting at the Annual Meeting, the two nominees receiving the highest number of votes will be elected to the Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining a quorum.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE COMPANY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of July 20, 1999, by: (1) each director and nominee for director; (2) each of the Company's executive officers; (3) all executive officers and directors of the Company as a group; and (4) all other stockholders known by the Company to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o ViaSat, Inc., 2290 Cosmos Court, Carlsbad, California 92009.

                                                               AMOUNT AND NATURE            PERCENT
                          NAME                             OF BENEFICIAL OWNERSHIP(1)   BENEFICIAL OWNED
                          ----                             --------------------------   ----------------
Mark D. Dankberg.........................................            839,200                 10.35%
Steven R. Hart...........................................            613,814                  7.60
Robert W. Johnson........................................            273,749                  3.39
Mark J. Miller...........................................            269,413                  3.33
Gregory D. Monahan.......................................            200,136                  2.47
Thomas E. Carter(2)......................................            191,067                  2.36
B. Allen Lay(3)..........................................            187,015                  2.31
Jeffrey M. Nash..........................................            177,707                  2.20
Andrew M. Paul...........................................             75,624                     *
Robert L. Barrie.........................................             24,242                     *
James F. Bunker..........................................             10,001                     *
Frank Drdek..............................................              2,355                     *
Richard A. Baldridge.....................................                 --                     *
Thomas M. Wittenschlaeger................................                 --                     *
Stephen W. Cable.........................................                 --                     *
All directors and executive officers as a group (15
  persons)...............................................          2,864,323                 34.66

---------------
 *  Less than 1%.

(1) Includes the following shares issuable upon the exercise of outstanding stock options which are exercisable within 60 days of July 20, 1999 ("Option Shares"): Mr. Dankberg -- 38,340 Option Shares; Mr. Hart -- 11,337 Option Shares; Dr. Johnson -- 12,669 Option Shares; Mr. Miller -- 10,837 Option Shares; Mr. Monahan -- 32,074 Option Shares; Mr. Carter -- 19,203 Option Shares; Mr. Lay -- 12,669 Option Shares; Dr. Nash -- 12,669 Option Shares; Mr. Paul -- 10,858 Option Shares; Mr. Barrie -- 21,000 Option Shares; and Mr. Bunker -- 9,001 Option Shares.

(2) Includes (i) 1,466 shares of Common Stock held by Janna C. Carter Education Trust, (ii) 1,466 shares of Common Stock held by Michelle L. Carter Education Trust, and (iii) 1,466 shares of Common Stock held by Bradley T. Carter Education Trust.

(3) Includes (i) 15,200 shares of Common Stock held by Lay Charitable Remainder Unitrust, and (ii) 137,000 shares of Common Stock held by Lay Living Trust.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The information set forth below is submitted with respect to each of the Company's executive and other principal officers.

              NAME                AGE                             POSITION
              ----                ---                             --------
Mark D. Dankberg................  44    Chairman of the Board, President and Chief Executive Officer
Richard A. Baldridge............  41    Vice President and Chief Financial Officer
Gregory D. Monahan..............  53    Vice President -- Administration and General Counsel
Thomas E. Carter................  45    Vice President and General Manager of Electronics Systems
                                        Group
Thomas M. Wittenschlaeger.......  41    Vice President and General Manager of Commercial Products
                                        Group
Stephen W. Cable................  44    Vice President -- Strategic Development
Andrew M. Paul..................  43    Vice President -- Commercial Business Development
James P. Collins................  55    Vice President -- Business Development of Electronics
                                        Systems Group
Mark J. Miller..................  39    Vice President, Chief Technical Officer and Secretary
Steven R. Hart..................  45    Vice President -- Engineering and Chief Technical Officer
Robert L. Barrie................  55    Vice President -- Operations
Frank J. Drdek..................  52    Vice President -- Human Resources

     Mr. Dankberg was a founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in May 1986. Prior to founding the Company, he was Assistant Vice President of M/A-COM Linkabit, a manufacturer of satellite telecommunications equipment, from 1979 to 1986 and Communications Engineer for Rockwell International from 1977 to 1979. Mr. Dankberg holds B.S.E.E. and M.E.E. degrees from Rice University.

     Mr. Baldridge joined the Company in April 1999 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Baldridge served as Vice President and General Manager of Raytheon Corporation's Training Systems Division from January 1998 to April 1999. From June 1994 to December 1998, Mr. Baldridge served as Chief Operating Officer, Chief Financial Officer and Vice President -- Finance and Administration for Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge's other experience includes various senior financial management roles within General Dynamics Corporation. Mr. Baldridge holds a B.S. degree in Business Administration, with an emphasis in Information Systems from New Mexico State University.

     Mr. Monahan has served as Vice President and General Counsel of the Company since April 1999 and as Vice President, Chief Financial Officer and General Counsel from December 1988 to April 1999. Prior to joining the Company, Mr. Monahan was Assistant Vice President of M/A-COM Linkabit from 1978 to 1988. Mr. Monahan holds a J.D. degree from the University of San Diego and B.S.M.E. and M.B.A. degrees from the University of California, Berkeley.

     Dr. Carter has served as Vice President and General Manager of Electronics Systems Group since August 1996 and as Vice President of Engineering since November 1990. Prior to joining the Company, Dr. Carter served in several positions including Business Area Manager, Program Manager and System Engineering Department Manager in the Military Electronics and Avionics Division of TRW Inc. Dr. Carter holds a Ph.D. in Electrical Engineering from the University of Southern California and B.S.E.E. and M.S.E.E. degrees from Rice University.

     Mr. Wittenschlaeger joined the Company in October 1998 as the Vice President and General Manager of the Commercial Products Group. Mr. Wittenschlaeger served as Director, International Finance and Business Assessment of Hughes Space and Communication ("Hughes") from April 1997 to October 1998. From April 1994 to March 1997, Mr. Wittenschlaeger held various positions at Hughes, including Vice President -- Business Development, Assistant Division Manager, Command and Control Systems Division, and Director -- Business Assessment and Member of the Technical Staff. Mr. Wittenschlaeger holds a B.S. in

Electrical Engineering from the U.S. Naval Academy and co-founded UCLA's Executive Program in Marketing. Mr. Wittenschlaeger is also a graduate of the Executive Program in Business at UCLA.

     Mr. Cable joined the Company in October 1998 as the Vice
President -- Strategic Development. Prior to joining the Company, Mr. Cable served as Director, Satcom Systems of Rockwell's Collins Government Systems Division from September 1997 to October 1998. From October 1994 to August 1997, Mr. Cable held various positions with Rockwell International and Rockwell Communications Systems Division, including Director of Advanced Programs, Director of Engineering, Acting General Manager, Vice President Rockwell Global Wireless business initiative and Chairman of the Strategic Planning Council for the Communications Systems Division. Mr. Cable holds both a B.S.E.E. and a M.S.E.E.. in Electrical Engineering from Rice University.

     Mr. Paul has served as Vice President -- Commercial Business Development since March 1997 and as Vice President -- Commercial Operations of the Company since March 1993. Prior to joining the Company, Mr. Paul served as Vice President and General Manager of the Western Region of Evernet Systems, Inc., a computer network integrator, from 1992 to 1993. Previously, Mr. Paul was Vice President of Sales at ComStream Corp. from 1989 to 1992. Mr. Paul holds a B.A. degree from Stanford University.

     Mr. Collins has served as Vice President -- Business Development of Electronics Systems Group since March 1997 and Vice President of Business Development since December 1988. Prior to joining the Company, Mr. Collins was Assistant Vice President of M/A-COM Linkabit from 1982 to 1988. Mr. Collins was a Director of Marketing while at General Dynamics from 1976 to 1982 and prior to that served on active duty in the U.S. Army for ten years. Mr. Collins currently serves in the U.S. Army Reserve as a Brigadier General. He holds a B.A. degree from Hofstra University and an M.S. degree in Geodetic Science from Ohio State University.

     Mr. Miller was a founder of the Company and has served as Vice President and Chief Technical Officer of the Company since 1993 and as Engineering Manager since 1986. Prior to joining the Company, Mr. Miller was a Staff Engineer at M/A-COM Linkabit from 1983 to 1986. Mr. Miller holds a B.S.E.E. degree from the University of California, San Diego and a M.S.E.E. degree from the University of California, Los Angeles.

     Mr. Hart was a founder of the Company and has served as Vice
President -- Engineering and Chief Technical Officer since March 1997, as Vice President and Chief Technical Officer since 1993 and as Engineering Manager since 1986. Prior to joining the Company, Mr. Hart was a Staff Engineer and Manager at M/A-COM Linkabit from 1982 to 1986. Mr. Hart holds a B.S. in Mathematics from the University of Nevada, Las Vegas and a M.A. in Mathematics from the University of California, San Diego.

     Mr. Barrie joined the Company in January 1997 as Vice President of Operations. Prior to joining the Company, Mr. Barrie was Vice President of Operations at Pacific Communications Sciences Inc. from 1987 to 1996. Mr. Barrie served in several positions at OAK Communications, Inc. from 1980 to 1986 including Vice President -- Program Management. Mr. Barrie was a Vice President at LaPointe Industries from 1969 to 1980. Mr. Barrie holds a B.S. degree in Business from Charter Oak State College and a M.B.A. from National University.

     Mr. Drdek joined the Company in February 1998 as the Vice President of Human Resources. Prior to joining the Company, Mr. Drdek served as Vice President of Human Resources at Proxima Corporation from January 1992 to February 1998. Mr. Drdek's previous experience includes serving as Vice President of Human Resources for Topaz/Square -- D Corporation and Director of Human Resources for NCR Corporation and Caterpillar Corporation. Mr. Drdek holds a B.S. degree in Business Administration from San Diego State University and a business teaching credential from Palomar College.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid by the Company to or on behalf of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers in fiscal 1999, 1998, and 1997. Unless otherwise indicated, all references in this Proxy Statement to a fiscal year refer to the fiscal year ending on March 31. For example, references to fiscal 1999 refer to the fiscal year beginning on April 1, 1998 and ending on March 31, 1999.

                           SUMMARY COMPENSATION TABLE
                                FOR FISCAL 1999

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                        FISCAL YEAR        NUMBER OF
                                                        COMPENSATION       SECURITIES
                                            FISCAL   ------------------    UNDERLYING       ALL OTHER
                   NAME                      YEAR     SALARY     BONUS      OPTIONS      COMPENSATION(1)
                   ----                     ------   --------   -------   ------------   ---------------
Mark D. Dankberg..........................   1999    $241,300   $35,000      15,000          $4,995
  Chairman, President                        1998     218,000    81,000      15,000           4,969
  and CEO                                    1997     190,865    35,000      14,670           4,969
Thomas E. Carter..........................   1999     170,000    17,000       7,500           4,971
  Vice President -- General Manager          1998     159,600    24,400       4,000           4,846
  of Electronics Systems Group               1997     140,000    10,000       2,934           4,846
Robert L. Barrie..........................   1999     155,000    14,000       5,000           6,417
  Vice President -- Operations               1998     140,000    15,000          --              --
                                             1997      28,194        --      50,000              --
Gregory D. Monahan........................   1999     151,400     4,000       2,000           4,833
  Vice President and                         1998     137,599    10,000       2,000           4,837
  General Counsel                            1997     130,998     8,000      11,003           4,837
Steven R. Hart............................   1999     145,000     8,000       4,000           4,901
  Vice President -- Engineering and          1998     133,100    20,000       4,000           4,856
  Chief Technical Officer                    1997     121,000     8,000       3,668           4,716

---------------
(1) All other compensation consists of Company matching 401(k) contributions.

     The following table sets forth certain summary information concerning individual grants of stock options made during fiscal 1999 to each of the Company's executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                 --------------------------------------------------------      ANNUAL RATES OF
                                 NUMBER OF       % OF TOTAL                                      STOCK PRICE
                                 SECURITIES       OPTIONS                                     APPRECIATION FOR
                                 UNDERLYING      GRANTED TO      EXERCISE OR                   OPTION TERM(1)
                                  OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
             NAME                 GRANTED     FISCAL YEAR 1999    PER SHARE       DATE         5%          10%
             ----                ----------   ----------------   -----------   ----------   ---------   ---------
Mark D. Dankberg...............    15,000           5.65%          $17.083      6/15/08     $128,432    $316,334
Thomas E. Carter...............     7,500           2.82            15.530      6/15/08       34,249     158,167
Robert L. Barrie...............     5,000           1.88            15.530      6/15/08       42,811     105,445
Gregory D. Monahan.............     2,000           0.75            15.530      6/15/08       17,124      42,178
Steven R. Hart.................     4,000           1.51            15.530      6/15/08       64,216      84,356

---------------
(1) These amounts represent assumed rates of appreciation in the price of the Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table sets forth certain information concerning exercises of stock options by each of the Company's executive officers named in the Summary Compensation Table during fiscal 1999, and the number of options and value of unexercised options held by each such person at March 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  NUMBER OF                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                     OPTIONS AT YEAR-END         OPTIONS AT YEAR-END(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Mark D. Dankberg...............       --            --      27,939         59,340        $154,739       $ 19,540
Thomas E. Carter...............       --            --      15,490         26,536          99,159          6,804
Robert L. Barrie...............       --            --      20,000         55,000              --             --
Gregory D. Monahan.............      550        $4,950      28,981         35,614          53,031        163,070
Steven R. Hart.................       --            --       7,570         15,336          17,058         26,518

---------------
(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price at March 31, 1999.

COMPENSATION PLANS

     401(k) Plan. The Company has established a tax-qualified employee savings and retirement plan (the "401(k) Plan") effective January 1990 covering all employees who have been employed by the Company for at least 90 days and who are at least 21 years of age. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by not less than 1.0% nor more than 15.0% of eligible compensation and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan permits, but does not require, additional cash contributions to the 401(k) Plan by the Company. The trustee under the 401(k) Plan invests the assets of the 401(k) Plan in designated investment options. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code (the "Code") so that contributions to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company are deductible by the Company when made for income tax purposes.

     Employee Stock Purchase Plan. The Company has established the ViaSat, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to assist employees of the Company in acquiring a stock ownership interest in the Company and to encourage them to remain in the employment of the Company. The Purchase Plan is intended to qualify under Section 423 of the Code. The Purchase Plan permits eligible employees to purchase Common Stock at a discount through payroll deductions during specified six-month offering periods. The Purchase Plan is administered by the Compensation Committee. Currently, a maximum of 250,000 shares of Common Stock are authorized for issuance under the Purchase Plan. If Proposal 2 below is approved, the shares of Common Stock authorized for issuance under the Purchase Plan will be increased to 500,000 shares. For a discussion of the material terms of the Purchase Plan, see "Proposal 2: Amendments to the Purchase Plan." As of July 1, 1999, an aggregate of 133,986 shares of Common Stock at prices ranging from $7.65 to $11.74 were issued under the Purchase Plan.

     1993 Stock Option Plan. In 1993, the Company adopted the ViaSat, Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan") to enable key employees, consultants and non-employee directors of the Company to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The 1993 Stock Option Plan provided for aggregate option grants of up to 733,500 shares. As of July 1, 1999, options to purchase an aggregate of 171,661 shares of Common Stock at prices ranging from $0.48 to $4.50 were outstanding under the 1993 Stock Option Plan. No additional grants will be made under the 1993 Stock Option Plan.

     1996 Equity Participation Plan. In November, 1996 the Company adopted The 1996 Equity Participation Plan of ViaSat, Inc. (the "Equity Plan") to update and replace the 1993 Stock Option Plan. The Equity Plan provides for the grant to executive officers, other key employees, consultants and non-employee directors of the Company of a broad variety of stock-based compensation alternatives such as nonqualified stock options, incentive stock options, restricted stock and performance awards. The Equity Plan provides for aggregate award grants of up to 1,250,00 shares. As of July 1, 1999, options to purchase an aggregate of 788,932 shares of Common Stock at prices ranging from $7.38 to $19.813 were outstanding under the Equity Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     During fiscal 1999, the Compensation Committee was comprised of Messrs. Nash and Bunker. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is responsible for administering the Company's compensation policies and practices and approves all elements of compensation for executive officers. The Committee reports regularly to the Board of Directors on its activities. In general, the compensation policies adopted by the Committee were designed to: (1) attract and retain executives capable of leading the Company to meet its business objectives and
(2) motivate the Company's executives to enhance long-term stockholder value.

     EXECUTIVE OFFICER COMPENSATION

     The Company's executive compensation program is comprised of base salary, annual cash incentive bonus and long-term incentive compensation in the form of stock option grants at current market prices.

     The Company's compensation program for executive officers is designed to provide a total compensation level (including both annual and long-term incentives) that is competitive with surveyed companies. For executive officers recently recruited by the Company, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to the Company. The compensation program is benchmarked by using surveys of companies in the high technology industry with similar revenues and/or prospects. These companies, which are representative of the firms the Company competes with for executive talent and have jobs similar to those at the Company in magnitude, complexity and scope of responsibility, form the basis for the survey group used by the Committee.

     COMPONENTS OF EXECUTIVE COMPENSATION

     BASE SALARY is established by the Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business, and information obtained from surveys. The Committee believes that the executives' base salaries are at competitive levels relative to the various markets from which the Company attracts its executive talent.

     ANNUAL CASH INCENTIVE BONUS is established by the Committee at the end of the fiscal year and is based on the Company's performance, individual performance, and compensation surveys. Bonuses awarded in prior years are also taken into consideration. The bonuses are at risk and are not arithmetically derived using a bonus formula.

     LONG-TERM INCENTIVES include awards of stock options, restricted stock, and performance awards. The objective for the awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to the Company, and award levels at companies in the survey group. Long-term incentives granted in prior years are also taken into consideration. For fiscal 1999, the Committee determined that the only form of long-term incentive awards would be stock options. There were no restricted stock or performance awards granted during fiscal 1999.

     COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. Dankberg continues to provide outstanding personal leadership as the Chief Executive Officer of the Company. Under Mr. Dankberg's direction, the Company has achieved thirteen consecutive years of internally generated revenue growth and twelve consecutive years of profitability, and is well positioned to benefit from its successes in developing and deploying products which utilize Demand Assigned Multiple Access satellite networking technology. The Company's fiscal 1999 achievements in revenue growth, order backlog, product development and shipments were consistent with the Company's objectives. During fiscal 1999, Mr. Dankberg earned a base salary of $241,300. In light of the leadership he demonstrated during the year, in June 1998, the Committee granted Mr. Dankberg a stock option to purchase 15,000 shares of Common Stock at $17.083 per share (110% of the fair market value at the time of grant), and the Committee determined that Mr. Dankberg should receive a $35,000 bonus.

     DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION PER YEAR

     Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1999 and 2000, the Company does not anticipate that there will be nondeductible compensation for the Company positions in question. The Committee plans to continue to review the matter for 2000 and future years in order to determine the extent of possible modification to the Company's compensation arrangements.

                                          Compensation Committee

                                          Jeffrey M. Nash
                                          James W. Bunker

                               PERFORMANCE GRAPH

     The following graph shows the value of an investment of $100 in cash on December 3, 1996 in (1) the Company's Common Stock, (2) The NASDAQ Telecommunications Index and (3) The NASDAQ Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                             PERFORMANCE REPORT FOR
                                  VIASAT, INC.

                                                         VIASAT               NASDAQ TELECOM INDEX       NASDAQ COMPOSITE INDEX
                                                         ------               --------------------       ----------------------
'12/3/96'                                                100.00                      100.00                      100.00
'12/31/96'                                               100.00                      102.39                       99.32
'3/31/97'                                                104.17                       95.71                       93.99
'6/30/97'                                                161.11                      117.95                      110.94
'9/30/97'                                                230.56                      137.29                      129.69
'12/31/97'                                               151.39                      145.40                      120.81
'3/31/98'                                                197.22                      184.15                      141.23
'6/30/98'                                                213.19                      195.82                      145.77
'9/30/98'                                                 91.67                      172.40                      130.31
'12/31/98'                                               111.81                      237.56                      168.69
'3/31/99'                                                 99.31                      293.23                      189.36

                                  PROPOSAL 2:

                        AMENDMENTS TO THE PURCHASE PLAN

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to approve certain amendments to the Purchase Plan. The Purchase Plan was initially adopted by the Company's Board of Directors and stockholders in October 1996.

DESCRIPTION OF THE PURCHASE PLAN

     General Nature and Purpose. The Purchase Plan was adopted to (1) provide a means by which employees of the Company could be given an opportunity to purchase stock of the Company and (2) assist employees of the Company to provide for their future security and to encourage them to remain employees of the Company. Employees make such purchases by participation in the regular offering periods from which they may withdraw prior to the end of the offering period.

     Administration. The Purchase Plan is administered by the Compensation Committee of the Board of Directors.

     Eligibility. Only employees may participate in the Purchase Plan. For this purpose, an "employee" is any person who is regularly employed at least 20 hours per week and five months per calendar year by the Company or any of its majority-owned subsidiaries. No employee shall be permitted to subscribe for shares under the Purchase Plan if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor shall any employee be granted an option that would permit him or her to buy more than $25,000 worth of stock under the Purchase Plan in any calendar year. As of July 1, 1999 (the last enrollment date), there were 317 employees eligible to participate in the Purchase Plan, of whom 158 were participants.

     Offering Period. There is generally one offering under the Purchase Plan during each six month period commencing January 1 and July 1 of each year of the Purchase Plan. The current offering will end on December 31, 1999. The first day of an offering period is referred to as the "Date of Grant." The last day of an offering period is referred to as the "Date of Exercise."

     Purchase Price. The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on the Date of Exercise or (2) 85% of the fair market value of a share of Common Stock on the Date of Grant. The fair market value of the Common Stock on a given date is the closing price as reported on the Nasdaq National Market.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of these payroll deductions during the offering period will not exceed 5% of each employee's base salary during the offering period. All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan and are included with the general funds of the Company. Funds received upon sales of stock under the Purchase Plan are used for general corporate purposes.

     Withdrawal. A participant may terminate his or her interest in a given offering by signing and delivering to the Company a notice of withdrawal from the Purchase Plan at least ten days prior to the Date of Exercise of the applicable offering period.

     Termination of Employment. Termination of a participant's employment for any reason, including retirement, cancels his or her participation in the Purchase Plan immediately. In such event the payroll deductions credited to the participant's account will be returned without interest to such participant. If the employment of a participant is terminated by the participant's death, the executor of such participant's will or the administrator of such participant's estate may request payment of the balance in the participant's account, in which event the payroll deductions credited to the participant's account will be returned without interest to such participant's heirs. If the Company does not receive such notice prior to the Date of Exercise, the participant's option to purchase shares under the Purchase Plan shall be deemed to have been exercised on the Date of Exercise.

     Capital Changes. In the event of any changes in the capitalization of the Company, such as stock splits, stock dividends, recapitalizations or combinations, resulting in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Company in the shares subject to purchase and in the price per share under the Purchase Plan.

     Effect of Liquidation, Dissolution, Sale of Assets or Merger. In the event of liquidation, dissolution, merger, consolidation or sale of all or substantially all of the assets of the Company, the Date of Exercise shall be the business day immediately preceding the effective date of such event, unless the Committee provides for the assumption or substitution of such options to purchase shares of Common Stock under the Purchase Plan.

     Amendment and Termination of the Purchase Plan. The Purchase Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors. However, without approval of the stockholders of the Company, the Purchase Plan may not be amended to (1) change the number of shares of Common Stock reserved for issuance under the Purchase Plan, (2) decrease the purchase price of Common Stock issued under the Purchase Plan below a price computed in accordance with the applicable provisions of the Purchase Plan, (3) alter requirements for eligibility to participate in the Purchase Plan, or (4) amend the Purchase Plan in any manner which would cause such plan to no longer be an "employee stock purchase plan" within the meaning of the Code.

     Tax Information. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the Date of Grant, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the Date of Grant. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any further gain or any loss on such sale or disposition will be treated as capital gain or loss. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above and subject to the limitation on deductibility set forth in Section 162(m) of the Code.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION LAWS UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

     Participation in the Purchase Plan. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. The following table sets forth information with respect to the shares purchased during the 1999 fiscal year by (1) the executive officers named in the Summary Compensation Table above, (2) all current executive officers as a group, and (3) all other employees as a group who participated in the Purchase Plan.

                                                         NUMBER OF SHARES      AGGREGATE
             NAME (OR GROUP) AND POSITION                   PURCHASED        PURCHASE PRICE
             ----------------------------                ----------------    --------------
Mark D. Dankberg.......................................           --                   --
  Chairman, President and CEO
Thomas E. Carter.......................................          852          $  8,371.59
  Vice President -- General Manager of
  Electronics Systems Group
Robert L. Barrie.......................................          773             7,561.97
  Vice President -- Operations
Gregory D. Monahan.....................................          755             7,392.06
  Vice President and General Counsel
Steven R. Hart.........................................           --                   --
  Vice President -- Engineering and
  Chief Technical Officer
All current participating executive officers as a group
  (12 persons).........................................        2,380            23,325.62
All other employees as a group (155 persons)...........       50,704           501,464.89

PROPOSED AMENDMENTS TO THE PURCHASE PLAN

  Increase in Authorized Shares

     A total of 250,000 shares of Common Stock are currently authorized for issuance under the Purchase Plan. The Board of Directors recommends an amendment to the Purchase Plan to increase the number of shares available for issuance to 500,000.

     As of July 1, 1999, an aggregate of 133,986 shares of Common Stock had been issued under the Purchase Plan. Although 116,014 shares of Common Stock remain available for issuance under the Purchase Plan, the Company anticipates that such shares will only permit the Company to continue the Purchase Plan through the middle of fiscal 2001. The Board of Directors believes that increasing the number of shares available for sale under the Purchase Plan is necessary in order for the Compensation Committee to have sufficient flexibility to carry out its responsibilities to (1) administer compensation programs that attract, motivate and retain the employees of the Company and (2) administer such programs in a manner that benefits the long-term interests of the Company and its stockholders.

  Change in Vote Required to Amend the Purchase Plan

     The Purchase Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at a meeting of the stockholders to approve amendments to (1) change the number of shares of Common Stock reserved for issuance under the Purchase Plan, (2) decrease the purchase price of Common Stock issued under the Purchase Plan below a price computed in accordance with the applicable provisions of the Purchase Plan, (3) alter requirements for eligibility to participate in the Purchase Plan, or (4) amend the Purchase Plan in any manner which would cause such plan to no longer be an "employee stock purchase plan" within the meaning of the Code. The Code and applicable federal tax regulations, which govern the Purchase Plan, require the affirmative vote of a majority of the votes cast at a duly held meeting of stockholders to amend "employee stock purchase plans" such as the Purchase Plan. In order to make such voting requirement consistent with applicable law, the Board of Directors recommends an amendment to the Purchase Plan to change the vote required to make such amendments to a majority of the votes cast at a duly held meeting of the Company's stockholders at which a quorum is present.

VOTED REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Amendments to the Purchase Plan. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the Amendments.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended March 31, 1999 have been examined by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company will select independent accountants for the current year sometime after the Annual Meeting.

                            SECTION 16(a) REPORTING

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), directors, executive officers and beneficial owners of 10% or more of the Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Common Stock. Based solely on its review of such forms received by it, or written representations from certain Reporting Persons that no such forms were required, the Company has determined that no Reporting Persons known to it were delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than April 15, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, if the Company has not received notice by June 29, 2000 of any matter a stockholder intends to propose for a vote at the next Annual Meeting of Stockholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                 OTHER MATTERS

     The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders is being mailed with this Proxy Statement to stockholders of record on July 20, 1999. Upon request, the Company will furnish the Annual Report to any stockholder.

          ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
           ACCOMPANYING ENDORSED PROXY CARD IN THE ENCLOSED ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        /s/ Mark D. Dankberg
                                        Mark D. Dankberg
                                        Chairman of the Board
                                        and Chief Executive Officer

Carlsbad, California
July 29, 1999

PROXY                                                                      PROXY

                                  VIASAT, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1999

     The undersigned stockholder(s) of VIASAT, INC. (the "Company") hereby constitutes and appoints Mark D. Dankberg and Greg D. Monahan, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on September 15, 1999, and at any adjournment or postponement thereof, according to the number of shares of common stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

     THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND FOR APPROVAL OF THE AMENDMENTS TO THE PURCHASE PLAN AS DESCRIBED IN THE PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                          (continued on reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                  ViaSat, Inc.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [MARK]

[                                                                             ]




1.   Election of Directors:        For  Withheld  Abstain        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
     Mark D. Dankberg              [ ]     [ ]
                                                                 The undersigned revokes any prior proxy at such meeting and
     James F. Bunker               [ ]     [ ]                   ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual
2.   Approval of the Amendments    [ ]     [ ]      [ ]          Meeting of Stockholders and Proxy Statement is hereby acknowledged.
     to Purchase Plan, as
     described in the accompanying
     Proxy Statement.

                                                 Dated: __________________ 1999

                                                 ______________________________

                                                 ______________________________
                                                 (Signature(s) of stockholders)

                                                 Please sign exactly as name
                                                 appears herein. When shares are
                                                 held by joint tenants, both
                                                 should sign; when signing as an
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, give full title as
                                                 such. If a corporation, sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership, sign
                                                 in partnership name by
                                                 authorized partner.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIASAT, INC.
                 PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY
                     IN THE POSTAGE-PAID ENVELOPE ENCLOSED.
-------------------------------------------------------------------------------
                           *  FOLD AND DETACH HERE  *